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                                                                    Exhibit 3.39

                               OPERATING AGREEMENT
                                       OF
                                MTH-CAVALIER, LLC

         THIS OPERATING AGREEMENT (the "Agreement") is made and entered into as of the 19th day of December, 2002, by and between MONTEREY HOMES CONSTRUCTION, INC, an Arizona corporation, as the sole member (the "Member"), and MTH-CAVALIER, LLC, an Arizona limited liability company (the "Company").

         1. FORMATION. The Member has formed an Arizona limited liability company under the name "MTH-CAVALIER, LLC " pursuant to the Arizona Limited Liability Company Act (the "Act"), effective upon the filing of the Articles of Organization (the "Articles") for the Company.

         2. PRINCIPAL OFFICE AND PLACE OF BUSINESS. The principal office and place of business (the "Principal Office") of the Company shall be 8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255, or such other place as the Member from time to time shall determine.

         3. AGENT FOR SERVICE OF PROCESS. The agent for service of process for the Company shall be C. Timothy White, Esq., c/o Greenberg Traurig, LLP, 2375 E. Camelback Road, Suite 700, Phoenix, Arizona 85016, or such other person as the Member shall appoint from time to time.

         4. PURPOSE. The Company shall have the power to pursue any and all activities necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of such purposes as are determined from time to time by the Member that are permissible under the Act.

         5. TERM. The term of the Company shall commence on the filing date of the Articles and shall continue until dissolved.

         6. CAPITAL CONTRIBUTIONS. The Member may make capital contributions to the Company in such amounts and at such times as the Member shall determine in the Member's sole discretion.

         7. DISTRIBUTIONS OF AVAILABLE CASH FLOW. Distributions of available cash flow shall be made in such amounts and at such times as the Member shall determine in the Member's sole discretion.

         8. MANAGEMENT. The Member shall have full, exclusive and complete power to manage and control the business and affairs of the Company, and the decisions and acts of the Member shall bind the Company. The Member shall have all of the rights and powers provided to a member of a member-managed limited liability company by law, including the power and authority to execute instruments and documents, to mortgage or dispose of any real property held

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in the name of the Company, and to take any other actions on behalf of the
Company, whether or not such actions are for carrying on the business of the Company in its usual way.

         9. OFFICERS. The Member may appoint Officers, from time to time, with such other titles as it may select, including the titles of Chairman, Chief Executive Officer, President, Vice President, Treasurer and Secretary, to act on behalf of the Company. An Officer shall have such power and authority as the Member may delegate to any such person.

         10. BANKING RESOLUTION. The Member shall open all banking accounts as it deems necessary and enter into any deposit agreements as are required by the financial institution at which such accounts are opened. The Member and such other persons or entities designated in writing by the Member shall have signing authority with respect to such bank accounts. Funds deposited into such accounts shall be used only for the business of the Company.

         11. INDEMNIFICATION OF THE MEMBER. The Company, its receiver or trustee shall indemnify, defend and hold harmless the Member and its Affiliates (each, an "Actor"), to the extent of the Company's assets, for, from and against any liability, damage, cost, expense, loss, claim or judgment incurred by the Actor arising out of any claim based upon acts performed or omitted to be performed by the Actor in connection with the business of the Company, including without limitation, attorneys' fees and costs incurred by the Actor in settlement or defense of such claims. Notwithstanding the foregoing, no Actor shall be so indemnified, defended or held harmless for claims based upon acts or omissions in breach of this Agreement or which constitute fraud, gross negligence, or willful misconduct. Amounts incurred by an Actor in connection with any action or suit arising out of or in connection with Company affairs shall be reimbursed by the Company. "Affiliate" means a person or entity who, with respect to the Member: (a) directly or indirectly controls, is controlled by or is under common control with the Member; (b) owns or controls 10 percent or more of the outstanding voting securities of the Member; (c) is an officer, director, shareholder, partner or member of the Member; or (d) if the Member is an officer, director, shareholder, partner or member of any entity, the entity for which the Member acts in any such capacity.

         12. LIABILITY. No Actor shall be personally liable, responsible, or accountable in damages or otherwise to the Company for any act or omission performed or omitted by such Actor in connection with the Company or its business. The Member's liability for the debts and obligations of the Company shall be limited as set forth in the Act and other applicable law.

         13. REIMBURSABLE EXPENSES. The Company will reimburse the Member for all actual out-of-pocket third-party expenses incurred in connection with the carrying out of the duties set forth in this Agreement.

         14. RECORDS. The Member shall keep or cause to be kept at the Principal Office of the Company the following: (a) a written record of the full name and business, residence or mailing address of the Member; (b) a copy of the initial Articles of Organization and all amendments thereto; (c) copies of all written operating agreements and all amendments to such agreements, including any prior written operating agreements no longer in effect; (d) copies of any written and signed promises by the Member to make capital contributions to the Company; (e) copies of the Company's federal, state and local income tax returns and reports, if any, for the

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three most recent years; (f) copies of any prepared financial statements of the
Company for the three most recent years; and (g) minutes of every meeting as well as any written consents or actions taken without a meeting.

         15. DISSOLUTION. The Company shall be dissolved upon the election of the Member. A Withdrawal Event with respect to the Member shall not dissolve the Company, unless any assignees of the Member's interest do not elect to continue the Company and admit a member within 90 days of such Withdrawal Event. "Withdrawal Event" shall mean those events and circumstances set forth in
Section 29-733 of the Act.

         16. FILING UPON DISSOLUTION. As soon as possible following the dissolution of the Company, the Member shall execute and file a Notice of Winding Up with the Arizona Corporation Commission as required by the Act.

         17. LIQUIDATION. Upon dissolution of the Company, it shall be wound up and liquidated as rapidly as business circumstances permit, the Member shall act as the liquidating trustee, and the assets of the Company shall be liquidated and the proceeds thereof shall be paid (to the extent permitted by applicable law) in the following order: (a) first, to creditors, including the Member if it is a creditor, in the order and priority required by applicable law; (b) second, to a reserve for contingent liabilities to be distributed at the time and in the manner as the liquidating trustee determines in its sole discretion; and (c) third, to the Member.

         18. ARTICLES OF TERMINATION. When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed, Articles of Termination shall be executed and filed by the liquidating trustee with the Arizona Corporation Commission as required by the Act.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Arizona, without regard to any conflicts of laws principles to the contrary.

         20. SEVERABILITY. If any provision of this Agreement shall be conclusively determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby.

         21. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall inure to benefit of and be binding upon the Member and its respective successors and assigns.

         22. TITLES AND CAPTIONS. All article, section and paragraph titles and captions contained in this Agreement are for convenience only and are not a part of the context hereof.

         23. PRONOUNS AND PLURALS. All pronouns and any variations thereof are deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the appropriate person may require.

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         24.      NO THIRD PARTY RIGHTS. This Agreement is intended to create enforceable rights between the parties hereto only, and creates no rights in, or obligations to, any other persons.

         25. AMENDMENTS. This Agreement may not be amended except by a written document executed by the Member and the Company.

         26. CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first above written.

MEMBER:                                        COMPANY:

MONTEREY HOMES                                 MTH-CAVALIER, LLC, an Arizona
CONSTRUCTION, INC., an Arizona                 limited liability company
corporation

By: /s/ Larry W. Seay                          By: Monterey Homes Construction,
   -------------------------------             Inc., an Arizona corporation, its
Name:   Larry W. Seay                          sole member
Title:  VP

                                               By: /s/ Steven J. Hilton
                                                  ------------------------------
                                               Name:   Steven J. Hilton
                                               Title: President

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